Exhibit 23.2-Auditor's consent Deloitte & Touche LLP

[Letterhead]
Deloitte & Touche LLP
155, avenue Dallaire
Rouyn-Noranda QC J9X 4T3 Canada
Tel. : (819) 797-7426
Telec. : (819) 797-1471
www.deloitte.ca


CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this amendment no. 1 Of registration statement no. 333119493 Of mckenzie bay international, ltd. And subsidiaries (a development stage company) on form sb-2 of our report dated december 23, 2003 (april 6, 2004 as to note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph expressing substantial doubt about the company's ability to continue as a going concern and includes an emphasis of matter paragraph concerning the company's status as a development stage company), appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading "experts" in such prospectus.

/s/ Deloitte & Touche LLP
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    Deloitte & Tochhe LLP
Rouyn-Noranda, Canada
November 9, 2004